Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to the Registration Statement No. 811-03010 on Form N-1A of our report dated September 17, 2007 relating to the financial statements and financial highlights of Fidelity Advisor Real Estate Fund and to our report dated September 20, 2007 relating to the financial statements and financial highlights of Fidelity Advisor Biotechnology Fund, Fidelity Advisor Consumer Discretionary Fund (formerly Fidelity Advisor Consumer Industries Fund), Fidelity Advisor Industrials Fund (formerly Fidelity Advisor Cyclical Industries Fund), Fidelity Advisor Communications Equipment Fund (formerly Fidelity Advisor Developing Communications Fund), Fidelity Advisor Electronics Fund, Fidelity Advisor Financial Services Fund, Fidelity Advisor Health Care Fund, Fidelity Advisor Energy Fund (formerly Fidelity Advisor Natural Resources Fund), Fidelity Advisor Technology Fund, and Fidelity Advisor Utilities Fund (formerly Fidelity Advisor Telecommunications & Utilities Growth Fund), each a series of Fidelity Advisor Series VII and each appearing in the Annual Report on Form N-CSR of Fidelity Advisor Series VII for the year ended July 31, 2007 and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are a part of such Registration Statement.

/s/Deloitte & Touche LLP

Boston, Massachusetts

September 27, 2007